Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-180408) of AVG Technologies N.V. of our report dated March 24, 2014 relating to the financial statements, which appears in this Form 20-F.

/s/ R.M. van Tongeren RA

PricewaterhouseCoopers Accountants N.V.

Amsterdam, the Netherlands

March 24, 2014